EXHIBIT 10.16

                                      FTC
                                COMMERCIAL CORP.


As of October 1, 2005


                            TAVERNITI SO JEANS, LLC
5804 E. Slauson Avenue
Commerce, CA 90040

Ladies and Gentlemen:

         This Amendment No. 1 to Factoring Agreement (this "Amendment") is entered into as of October 1, 2005 by and between FTC COMMERCIAL CORP. ("FTC", "we" or "us") and TAVERNITI SO JEANS, LLC ("Client" or "you"), with reference to the following:

         A. FTC and Client are parties to a Factoring Agreement dated November 22, 2004 (as amended, the "Factoring Agreement"), the provisions of which are incorporated into this Amendment.

         B. FTC and Client desire to amend the Factoring Agreement as set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1.       Initially   capitalized   terms  used  herein  which  are  not
otherwise defined shall have the meanings assigned to them in the Factoring Agreement.

         2. The first sentence of the first subsection of Section 23 of the Factoring Agreement entitled "FACTORING SERVICE CHARGE" is hereby amended to read as follows:

                  You shall pay us a commission in an amount equal to (a) four tenths of one percent (0.40%) of the net amount of each client's risk account and (b) eight tenths of one percent (0.80%) of the net amount of each account which is approved by us; PROVIDED, HOWEVER, THAT if the selling terms on an account exceed ninety (90) days selling terms, you shall pay us an additional factoring commission equal to one quarter of one percent (0.25%) of the net amount of such account receivable for each thirty (30) days or part thereof the selling terms thereof exceed such ninety (90) days selling terms, AND FURTHER PROVIDED THAT in no event shall the factoring commission paid by you be less than $3.00 per invoice.

         3. Except as amended hereby, the Factoring Agreement shall remain in full force and effect and unmodified. Client hereby reaffirms each and every one of Client's representations, warranties and covenants under the Factoring Agreement.

         4. Any reference in the Factoring Agreement to "this Agreement", "herein", "hereunder" or words of similar meaning shall mean the Factoring Agreement as amended by this Amendment.


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         5.       Client  hereby  represents  and  warrants  to  FTC  that  this
Amendment has been duly authorized by all necessary action on the part of Client and constitutes a valid and legally binding obligation of Client, enforceable against Client in accordance with its terms.

         6. This Amendment shall be governed by the laws of the State of California without regard to the conflicts of law principles thereof.

         7. The Factoring Agreement, as amended by this Amendment, constitutes the entire agreement between Client and FTC as to the subject matter hereof and may not be altered or amended except by written agreement signed by Client and FTC. No provision hereof may be waived by FTC except upon written waiver executed by FTC.

         8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Sincerely,                                  AGREED:

FTC COMMERCIAL CORP.                        TAVERNITI SO JEANS, LLC

     /s/ Kenneth L. Wengrod                     /s/ Patrick Chow
By:____________________________             By:____________________________
Name:  Kenneth L. Wengrod                   Name:  Patrick Chow
Title: President                            Title: CFO